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                                                                     Exhibit 1.2

                         THE CHASE MANHATTAN CORPORATION

                                Medium-Term Notes

                             MASTER AGENCY AGREEMENT


                                                         As of February 1, 1990,
                                                            amended and restated
                                                             as of June 12, 1997



To the Agents listed on Exhibit A hereto and each person that shall have become an Agent as provided in Section 14 hereof:

Dear Sirs:

      1. Introduction. The Chase Manhattan Corporation, a Delaware corporation (the "Company"), confirms its agreement with each of you (individually an "Agent" and collectively the "Agents") with respect to the issue and sale from time to time by the Company of its medium-term notes registered under the registration statements referred to in Section 2(a) (collectively, the "Securities"). The Securities will be issued (a) in the case of the Senior Medium-Term Notes, Series C, under an Indenture dated as of December l, 1989, as amended from time to time (as so amended and as it has been amended by the Trust Indenture Reform Act of 1990, the "Senior Indenture"), between the Company and Bankers Trust Company, as successor trustee (the "Senior Trustee"), and (b) in the case of the Subordinated Medium-Term Notes, Series A, under the Amended and Restated Indenture dated as of December 15, 1992, as amended from time to time (as so amended and as it has been amended by the Trust Indenture Reform Act of 1990, the "Subordinated Indenture" and, together with the Senior Indenture, the "Indentures"), between the Company and First Trust of New York, National Association, as successor trustee (the "Subordinated Trustee" and, together with the Senior Trustee, the "Trustees").

            The Securities shall have the maturities, interest rates, redemption provisions and other terms set forth in the Prospectus referred to in Section 2(a) as such Prospectus may be supplemented from time to time. The Securities will be issued and the terms thereof established from time to time by the Company in accordance with the Indentures and the applicable Procedures (as defined in Section 3(g)).
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      2. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, each Agent as follows:

            (a) A Registration Statement on Form S-3 (File Nos. 33-64261 and 33-49965) relating to senior and subordinated debt securities and other securities of the Company has been filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), and has become effective. Such registration statement, as amended as of the Closing Date (as defined in Section 5 below), including the documents incorporated therein by reference, is hereinafter referred to as the "Registration Statement" and the prospectus relating to the Registration Statement, as supplemented by a prospectus supplement setting forth the terms of the Securities, including all material incorporated by reference therein, in the form proposed to be filed on June 13, 1997 or thereafter in the form in which such prospectus and prospectus supplement have most recently been filed, or transmitted for filing, with the Commission pursuant to paragraph (b) of Rule 424 of the Rules and Regulations (as defined below), is hereinafter referred to as the "Prospectus".

            (b) On the date it most recently became effective under the Act, the Registration Statement conformed in all respects to the requirements of the Act, the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act") and the rules and regulations of the Commission under the Act and the Trust Indenture Act (the "Rules and Regulations") and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and on the Closing Date the Registration Statement and the Prospectus will conform in all respects to the requirements of the Act, the Trust Indenture Act and the Rules and Regulations and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and at each of the times of amending or supplementing referred to in Section 6(b) hereof, the Registration Statement and the Prospectus as then amended or supplemented will conform in all respects to the requirements of the Act, the Trust Indenture Act and the Rules and Regulations, and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, except that no representation is made with respect to statements in or omissions from the Registration Statement or the Prospectus based upon written information furnished to the Company by any Agent specifically for use therein.

            (c) As of the time any Notes are issued and sold hereunder, the applicable Indenture will constitute a legal, valid and binding instrument enforceable against the Company in accordance with its terms and such Notes will have been duly authorized and executed, and when authenticated as provided in the applicable Indenture or the Procedures (as defined herein) and paid for by the purchasers thereof, will constitute legal, valid and binding obligations of the Company entitled to the benefits of the applicable Indenture, except as may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors' rights generally, by general


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      equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

            (d) As of the time any Notes are issued and sold hereunder, the Company will be in compliance, to the extent necessary, with all applicable provisions of Section 1 of Laws of Florida, Chapter 92-198, An Act Relating to Disclosure of Doing Business with Cuba.


      3.    Establishment of Agency: Solicitations by Agents.

            (a) Subject to the terms and conditions set forth herein and to the reservation by the Company of the right to (i) sell Securities directly on its own behalf at any time and to any person, (ii) cause additional Agents to become parties to this Agreement or enter into similar agreements from time to time pursuant to Section 14, (iii) sell Securities to any Agent, acting as principal, for its own account or for resale to one or more investors or to another broker-dealer, acting as principal, for purposes of resale and (iv) accept (but not solicit) offers to purchase Securities through additional agents on substantially the same terms and conditions as would apply to the Agents, the Company hereby appoints each Agent an agent of the Company for the purpose of soliciting and receiving offers to purchase Securities from the Company.

            (b) On the basis of the representations and warranties and subject to the terms and conditions set forth herein, each Agent severally and not jointly hereby agrees, as agent of the Company, to use reasonable efforts when requested by the Company to solicit and receive offers to purchase Securities upon the terms and conditions set forth in the Prospectus as then amended or supplemented and in the applicable Procedures.

            (c) Upon receipt of any notice delivered by the Company pursuant to
      Section 4(b), each Agent shall suspend its solicitation of offers to purchase Securities until the Company shall have amended or supplemented the Registration Statement or the Prospectus as contemplated by Section 4(b) and shall have advised such Agent that such solicitation may be resumed.

            (d) The Company reserves the right, in its sole discretion, to suspend, at any time and for any period, the solicitation of offers to purchase Securities. Upon receipt of any notice of such suspension from the Company, each Agent shall as soon as possible, but in no event later than one Business Day (as defined in the applicable Procedures) in New York City after receipt of such notice, suspend its solicitation of offers to purchase Securities until the Company shall have advised such Agent that such solicitation may be resumed.

            (e) Each Agent shall promptly communicate to the Company, orally or in writing, each offer to purchase Securities received by it as Agent, other than offers rejected by it pursuant to the next sentence. Each Agent shall have the right, in its


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      discretion reasonably exercised, to reject as unreasonable any offer to purchase Securities received by it and no such rejection shall be deemed a breach of its obligations hereunder. The Company shall have the sole right to accept offers to purchase Securities and may, in its sole discretion, reject any offer in whole or in part.

            (f) At the time of the settlement of any sale of Securities pursuant to an offer presented by an Agent, the Company shall pay such Agent a commission in accordance with the schedule set forth in Exhibit B hereto; provided, however, that if the Company and the Agents agree that based on market conditions and other factors in existence at the time of any sale of Securities, such commissions shall be subject to negotiation between the Company and the Agents and shall be disclosed in the pricing supplement relating to such Securities.

            (g) Administrative procedures respecting the sale of Securities (the "Procedures") shall be agreed upon from time to time by the Agents and the Company. The initial Procedures, which are set forth in Exhibit C hereto, shall remain in effect until changed by agreement between the Company and the Agents. The Agents and the Company agree to perform the respective duties and obligations, and to observe the restrictions, specifically provided to be performed and observed by them in the applicable Procedures.

      4. Certain Agreements of the Company. The Company agrees with the Agents that:

            (a) The Company will advise each Agent promptly of any proposal to amend or supplement the Prospectus or the Registration Statement or to register the Securities under any registration statements other than the Registration Statement referred to in Section 2(a) above (other than any proposal for an amendment or supplement or additional registration statement that relates only to the offering and sale of securities other than the Securities or the offering and sale of Securities other than through such Agent). The Company will also advise each Agent promptly of the filing with the Commission of each amendment or supplement to the Prospectus or the Registration Statement and each such additional registration statement (other than any amendment, supplement or additional registration statement that relates only to the offering and sale of securities other than the Securities or the offering and sale of Securities other than through such Agent) and of the institution by the Commission of any stop order proceedings in respect of the Registration Statement or any such additional registration statement, and will use its best efforts to prevent the issuance of any such stop order and, if such a stop order is issued, to obtain its lifting as soon as possible.

            (b) If, at any time when a prospectus relating to the Securities is required to be delivered under the Act, any event shall occur as a result of which the Prospectus as then amended or supplemented shall include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary at any time to amend or supplement the Registration Statement or the Prospectus to comply


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      with the Act, the Company will promptly (i) notify each Agent to suspend the solicitation of offers to purchase Securities and (ii) prepare and file with the Commission an amendment or supplement that will correct such untrue statement or omission or effect such compliance.

            (c) The Company agrees that it will not solicit or accept offers to purchase Securities from any Agent during any period when (i) the Company shall have been advised by either Moody's Investors Services, Inc. or Standard & Poor's Corporation that such organization has determined to downgrade the rating of the Securities or any other debt obligations or any preferred stock of the Company and such downgrade shall not yet have been publicly announced, or (ii) there shall have occurred a material change in the financial condition or business of the Company and its subsidiaries, taken as a whole, and such event shall not have been disclosed in the Prospectus (directly or by incorporation by reference); provided, however, that the Company shall not be obligated to inform any Agent of the reason for, or describe the occurrence of any event that may have occasioned the need for, the suspension of its solicitation or acceptance of offers.

            (d) Not later than 16 months after the date of each acceptance by the Company of an offer to purchase Securities hereunder, the Company will make generally available to its security holders an earnings statement that will satisfy the provisions of Section 11(a) of the Act and Rule 158 thereunder covering a period of at least 12 months beginning after the last to occur of (i) the effective date of the Registration Statement,
      (ii) the effective date of the most recent post-effective amendment to the Registration Statement to become effective prior to the date of such acceptance and (iii) the date of the Annual Report of the Company on Form 10-K most recently filed with the Commission prior to the date of such acceptance.

            (e) The Company will furnish to each Agent copies of the Prospectus and of the Registration Statement (including the exhibits thereto relating to the offering by the Company thereunder of the Securities, but excluding the documents incorporated by reference), and all amendments and supplements to the Prospectus and the Registration Statement and all additional registration statements pursuant to which any of the Securities may be registered (other than any amendment, supplement or additional registration statement that relates only to the offering and sale of securities other than Securities or any pricing supplement relating to the offering and sale of Securities other than through such Agent), in each case as soon as available and in such quantities as shall be reasonably requested.

            (f) The Company will arrange for the qualification of the Securities for sale, if any, and the determination of their eligibility for investment under the laws of such jurisdictions as the Agents designate and will continue such qualifications in effect so long as required for the distribution of the Securities.

            (g) For so long as such Securities shall be outstanding, the Company will furnish to such Agent, (i) as soon as practicable after the end of each fiscal year, the


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      number of copies reasonably requested by such Agent of its annual report to stockholders for such year, (ii) as soon as available, the number of copies reasonably requested by such Agent of each report (including without limitation reports on Forms 10-K, 10-Q and 8-K) or definitive proxy statement of the Company filed with the Commission under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or mailed to stockholders and (iii) from time to time, such other information concerning the Company as such Agent may reasonably request. The Company also will furnish each Agent with copies of any press release or general announcement to the general public, in each case upon request by the Agent.

            (h) The Company will pay all expenses incident to the performance of its obligations under this Agreement and the reasonable fees and disbursements of Cravath, Swaine & Moore, counsel for the Agents, in connection with the offering and sale of the Securities and will reimburse each Agent for any expenses (including fees and disbursements of counsel) incurred by it in connection with the qualification of the Securities for sale and the determination of their eligibility for investment under the laws of such jurisdictions as such Agent may designate and the printing of memoranda relating thereto and for any fees charged by investment rating agencies for the rating of the Securities. The Company will determine with the Agents the amount of advertising, if any, appropriate in connection with the solicitation of offers to purchase Securities and will pay, or reimburse the Agents for, all advertising expenses approved by it.

      5. Conditions to Agents' Obligations. The obligation of each Agent to solicit or receive offers to purchase Securities shall be subject to the continued accuracy in all material respects of the representations and warranties of the Company set forth herein, to the performance by the Company of its obligations hereunder and to each of the following additional conditions precedent:

            (a) No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company or such Agent, shall be contemplated by the Commission.

            (b) Neither the Registration Statement nor the Prospectus, as amended or supplemented, shall contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

            (c) Subsequent to the date of this Agreement, there shall not have occurred any change, or any development involving a prospective change, in or affecting particularly the business or properties of the Company or its subsidiaries that, in the judgment of such Agent, materially impairs the investment quality of the Securities.

            (d) Such Agent shall have received an opinion of Simpson Thacher & Bartlett, counsel for the Company or such other counsel as is acceptable to such Agent, including in-house counsel, dated the Closing Date, to the effect that:


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                  (i) the Company has been duly incorporated and is validly
            existing as a corporation in good standing under the laws of the State of Delaware with full corporate power and authority under such laws to own its properties and carry on the business in which it is engaged; The Chase Manhattan Bank has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of New York with full corporate power and authority under such laws to own its properties and carry on the business in which it is now engaged;

                  (ii) each Indenture has been duly and validly authorized,
            executed and delivered by the Company and, assuming the due and valid authorization, execution and delivery thereof by the Trustee, constitutes a valid and legally binding instrument enforceable in accordance with its terms except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting the enforcement of creditors' rights generally; and each Indenture has been duly qualified under the Trust Indenture Act and conforms to the description thereof in the Prospectus;

                  (iii) the Securities have been duly authorized by the Company and, when the terms of the Securities and of their issue and sale have been duly established in accordance with the relevant Indenture and this Agreement so as not to violate any applicable law or agreement or instrument then binding on the Company, and when the Securities have been duly executed by the Company and duly authenticated in accordance with the provisions of the relevant Indenture and upon payment and delivery in accordance with this Agreement, will constitute valid and legally binding obligations of the Company enforceable in accordance with their terms and entitled to the benefits of the relevant Indenture;

                  (iv) the issue and sale of the Securities and the compliance by the Company with all the provisions of the Securities, the Indenture and this Agreement, will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to the terms of, any material indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to us and to which the Company is a party or by which the Company may be bound or to which any of the property or assets of the Company is subject, nor will such action result in any violation of the provisions of the Restated Certificate of Incorporation, as amended, or the By-Laws of the Company or any statute or any rule or regulation applicable to the Company of any Federal, State or other regulatory authority or other governmental body having jurisdiction over the Company or, to the best of our knowledge, any order of any court or of any Federal, State or other regulatory authority or other governmental body having jurisdiction over the Company, and no consent, approval, authorization, order, registration or qualification of or with any court or any such regulatory authority or other governmental body is required


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            for the issue and sale of the Securities except the registration under the Act of the Securities, the qualification of the Indenture under the Trust Indenture Act, and such consents, approvals, authorizations, registrations or qualifications as may be required under State securities or blue sky laws in connection with the solicitation by the Agents of offers to purchase the Securities;

                  (v) the Registration Statement has become and is effective under the Act and the Registration Statement and the Prospectus comply as to form in all material respects with the requirements of the Act and the Rules and Regulations (except that no opinion need be expressed as to (a) financial statements and financial and statistical data, (b) statements made in the Prospectus concerning taxation, provided that such statements are covered by the opinion of counsel for the Agents delivered pursuant to Section 5(g) hereto, and (c) statements made in the Form T-l Statement of Eligibility and Qualification of the Trustee);

                  (vi) although such counsel has not verified and is not passing upon, and does not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus except those statements describing the Securities and this Agreement, such counsel, based upon its due diligence review of the affairs of the Company, as described in such opinion, has no reason to believe that either the Registration Statement or the Prospectus contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading (except that no opinion need be expressed as to (a) financial statements and financial and statistical data, (b) statements made in the Prospectus concerning taxation, provided that such statements are covered by the opinion of counsel for the Agents delivered pursuant to Section 5(g) hereto and (c) statements made in the Form T-l Statement of Eligibility and Qualification of the Trustees); and such counsel does not know of any contracts or other documents required to be summarized or disclosed in or filed as exhibits to the Registration Statement or the Prospectus that have not been so summarized, disclosed or filed; and

                  (vii) this Agreement has been duly authorized, executed and delivered by the Company.

            (e) Such Agent shall have received a certificate, dated the Closing Date, of the Chairman of the Board, the President, any Vice-Chairman, the Chief Financial Officer, the Treasurer or any other Executive Officer of the Company in which such officer shall state, to the best of his or her knowledge after reasonable investigation, that the representations and warranties of the Company in this Agreement are true and correct, that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the date of such certificate, that no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission and that, subsequent


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      to the date of the most recent financial statements in the
      Prospectus, there has been no material adverse change in the financial position or results of operations of the Company and its subsidiaries, except as set forth in or contemplated by the Prospectus or as described in such certificate.

            (f) Such Agent shall have received a letter of Price Waterhouse LLP, addressed jointly to the Board of Directors of the Company and such Agent, dated the Closing Date and satisfactory to such Agent, confirming that they are independent public accountants within the meaning of the Act and the Rules and Regulations, and stating in effect that (i) in their opinion the financial statements and schedules examined by them and included in the Prospectus comply as to form in all material respects with the applicable accounting requirements of the Act and the Rules and Regulations, (ii) on the basis of a reading of the latest available interim financial statements of the Company, inquiries of officials of the Company responsible for financial and accounting matters and other specified procedures, nothing came to their attention that caused them to believe that (A) the unaudited financial statements in the Prospectus, if any, do not comply as to form in all material respects with the applicable accounting requirements of the Act and the Rules and Regulations, or are not stated on a basis substantially consistent with that of the audited financial data in the Prospectus; (B) at the date of the latest available balance sheet read by such accountants, or at a subsequent specified date not more than five days prior to the Closing Date, there was any change in the common stock, preferred stock or long-term debt of the Company and its consolidated subsidiaries or any decrease (other than as occasioned by the declaration of regular dividends) in consolidated stockholders' equity of the Company and its consolidated subsidiaries as compared with amounts shown on the latest audited balance sheet included in the Prospectus; or
      (C) for the period from the closing date of the latest audited income statement included in the Prospectus to the closing date of the latest available income statement read by such accountants there were any decreases, as compared with the corresponding period of the previous year, in the consolidated net interest income, net interest income after provision for loan losses, or net income or net income per common share of the Company and its subsidiaries on a consolidated basis, except in all instances for changes or decreases set forth in such letter or which the Prospectus discloses have occurred or may occur, and (iii) they have compared certain agreed dollar amounts (or percentages derived from such dollar amounts) and other financial information (and ratios) included in the Prospectus (to the extent that such dollar amounts, percentages and other financial information are derived from the general accounting records of the Company and its subsidiaries subject to the internal controls of the Company's accounting system or are derived directly from such records by analysis or computation) with the results obtained from inquiries, a reading of such general accounting records and other procedures specified in such letter, and have found such dollar amounts, percentages and other financial information to be in agreement with such results, except as otherwise specified in such letter. For purposes of this subsection, "Prospectus" shall mean the Prospectus as amended and supplemented on the date of such letter. All financial statements included in material incorporated by reference into the Prospectus shall be deemed included in the Prospectus for purposes of this subsection.


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            (g) Such Agent shall have received from Cravath, Swaine & Moore, counsel for the Agents, one or more opinions, dated the Closing Date, with respect to the incorporation of the Company, the validity of the Securities, the Registration Statement, the Prospectus and other related matters as it may reasonably require, and the Company shall have furnished to such counsel such documents as they may reasonably request for the purpose of enabling them to pass upon such matters.

            The opinions, certificates, letters and other documents required to be delivered by this Section 5 shall be delivered at the office of the Company at 270 Park Avenue, New York, New York 10017, not later than 10:00 a.m., New York City time, on the date the initial Agents, or additional agents as provided in section 14, become parties to this Agreement (as amended through the date hereof), or at such later time and date as may be mutually agreed upon by the Company and such Agents, the time and date of such delivery being herein called the "Closing Date". The Company will furnish each Agent with such conformed copies of such opinions, certificates, letters and other documents as it may reasonably request.

            In the event that, after the Closing Date, the Company shall determine (x) to increase pursuant to and in accordance with the terms and provisions of the Indentures, the aggregate principal amount of the Securities that may be authenticated and delivered under the Indentures and/or (y) to register a portion of the Securities under a registration statement or registration statements in addition to the Registration Statement referred to in
Section 2(a) above, the Company shall (i) promptly comply with its obligations and take any steps as are required to be taken by it pursuant to Sections 4(a),
(e), (f) and (h) hereof, (ii) not later than 10:00 a.m., New York City time, on the date on which any such supplements or amendments to the Prospectus or the Registration Statements, or any additional registration statements, shall be filed by the Company with the Commission under the Act and shall have been declared or deemed effective, or at such later time and date as shall be mutually agreed by the Company and such Agents, deliver to each Agent and its counsel the opinions, certificates, letters and other documents required to be delivered pursuant to paragraphs (d), (e), (f) and (g) of this Section 5, and
(iii) if applicable, deliver to each Agent a certificate, dated the date each of the other certificates delivered pursuant to clause (ii) above are being delivered, and executed by the Chairman of the Board, the President, any Vice-Chairman, the Chief Financial Officer, the Treasurer, any other Executive Officer of the Company, reaffirming each of the representations and warranties of the Company set forth in Section 2 with respect to any registration statement and any prospectus included in such registration statement filed after the date hereof relating to the Securities.

            For purposes of the documents required to be delivered pursuant to the preceding paragraph, the term "Registration Statement" shall be deemed to refer to the Registration Statement referred to in Section 2(a), together with any such additional registration statement or registration statements relating to the Securities, in each case as amended or supplemented; the term "Prospectus" shall refer to the Prospectus as so amended or supplemented; and the term "Closing Date" shall be deemed to refer to the date on which the requirements under the preceding paragraph are satisfied. As of and after the requirements of the preceding paragraph are


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satisfied, the foregoing terms shall be deemed to be so amended for all purposes of this Agreement.

            In the case of Agents other than the initial Agents, the conditions set forth in paragraphs (d), (e), (f) and (g) of this Section 5 shall be deemed satisfied by the delivery of copies of the documents delivered to the initial Agents pursuant to such paragraphs on the Closing Date, as provided in the last sentence of Section 14.

      6. Additional Covenants of the Company. The Company agrees that:

            (a) Each acceptance by the Company of an offer to purchase Securities shall be deemed to be an affirmation that the representations and warranties of the Company contained in this Agreement are true and correct in all material respects at the time of such acceptance and a covenant and an affirmation that such representations and warranties will be true and correct at the time of delivery to the purchaser of the Securities relating to such acceptance as though made at and as of such time, it being understood that such representations and warranties shall relate to the Registration Statement and the Prospectus as amended or supplemented at such time.

            (b) Promptly after the filing with the Commission of each amendment of or supplement to the Registration Statement or the Prospectus under the Act (other than any amendment or supplement which relates only to the offering and sale of securities other than the Securities or which serves only to set forth, or reflect a change in, the terms of any Securities or the principal amount of Securities remaining to be sold or any similar information), and each filing by the Company with the Commission of any Quarterly Report on Form 10-Q or Annual Report on Form 10-K of the Company incorporated by reference into the Prospectus, the Company shall furnish each Agent with a certificate of the Chairman of the Board, the President, any Vice-Chairman, the Chief Financial Officer, the Treasurer or any other Executive Officer of the Company, dated the date of such amendment, supplement or filing, to the same effect as the certificate referred to in
      Section 5(e), modified as necessary to relate to the Registration Statement and the Prospectus as amended or supplemented to the date of such certificate; provided, however, that the Company shall not be required during any period in which it has instructed each Agent to cease or each Agent has ceased soliciting offers to purchase Securities to furnish each Agent with such certificate, provided that the obligation of each Agent to begin thereafter to solicit offers to purchase Securities shall be subject to the delivery of such certificate dated the latest date on which the Company would but for this proviso have been required to furnish such certificate.

            (c) Promptly after the filing with the Commission of each Quarterly Report on Form 10-Q or Annual Report on Form 10-K of the Company, the Company shall furnish each Agent requesting it with a written opinion of Simpson Thacher & Bartlett, counsel for the Company, or such other counsel as is acceptable to each Agent, including in-house counsel, dated the date on which such Form 10-Q or Form 10-K was filed with the Commission, to the effect set forth in Section 5(d) hereof, but modified as necessary to relate to the Registration Statement and the Prospectus as amended or supplemented at such date; provided, however, that, in lieu of such opinion, such counsel may furnish each Agent with a letter to the effect that such Agent may rely on a prior opinion delivered under Section 5(d) or this Section 6(c) to the same extent as if it were dated the date of such letter and the statements therein related to the Registration Statement and the Prospectus as amended or supplemented at such date; provided further that the Company shall not be required during any period in which it has instructed each Agent to cease or each Agent has ceased soliciting offers to purchase Securities to furnish each Agent with such opinion or letter, provided that the obligation of each Agent to begin thereafter to solicit offers to purchase Securities shall be subject to the delivery of such opinion or letter dated not earlier than the date of the most recent fiscal quarter end if such delivery is so requested by the Agent.

            (d) Within a reasonable time after each date on which the Registration Statement or the Prospectus shall be amended or supplemented to include additional financial information or any document that contains additional financial information, such as a Quarterly Report on Form 10-Q, shall be incorporated by reference into the Prospectus, the Company shall cause Price Waterhouse LLP to furnish each Agent with a letter, addressed jointly to the Board of Directors of the Company and the Agents and dated such date, substantially in the form attached hereto as Exhibit D; provided, however, that within a reasonable time after the filing with the Commission of each Annual Report of the Company on Form 10-K, the Company shall instead furnish each Agent with a letter addressed jointly to the Board of Directors of the Company and the Agents and dated the date of such filing, to the effect set forth in Section 5(f) insofar as Section 5(f) relates to such additional financial information; provided further, that the Company shall not be required during any period in which it has instructed each Agent to cease or each Agent has ceased soliciting offers to purchase Securities to furnish each Agent with either letter referred to above in this paragraph, provided that the obligation of each Agent to begin thereafter to solicit offers to purchase Securities shall be subject to the delivery of (i) such letter substantially in the form of Exhibit D with respect to the period commencing with the beginning of the first fiscal quarter following the date of the most recent Annual Report of the Company on Form 10-K and ending with the end of the most recent fiscal quarter or, if later, the period as to which the Company would but for this proviso be required to furnish such a letter and (ii) such letter to the effect set forth in Section 5(f) with respect to the most recent Annual Report of the Company on Form 10-K.

            (e) The Company agrees to offer to any person who shall have agreed to purchase Securities (including any Agent that has agreed to purchase Securities pursuant to Section 11 hereof) the right not to purchase such Securities if, on the settlement date for such purchase, the conditions set forth in Sections 5(a), (b), and (c), or any of them, shall not be satisfied.

     7.    Indemnification and Contribution.

            (a) The Company will indemnify and hold harmless each Agent and each person, if any, who controls any Agent within the meaning of the Act against any losses, claims, damages or liabilities, joint or several, to which such Agent or such controlling person may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or the Prospectus, or in any amendment or supplement thereto, or any preliminary prospectus relating to the Securities, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and will, as such expenses are incurred, reimburse each Agent and each such controlling person for any legal or other expenses reasonably incurred by such Agent or such controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided , however, that the Company will not be liable to an Agent or person controlling such Agent in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any such documents in reliance upon and in conformity with written information furnished to the Company by such Agent specifically for use therein; and provided, further, that with respect to any untrue statement or omission or alleged untrue statement or omission made in any preliminary prospectus relating to the Securities, the indemnity agreement contained in this subsection (a) shall not inure to the benefit of any Agent (or to the benefit of any person controlling such Agent) from whom the person asserting any such losses, claims, damages or liabilities purchased the Securities concerned, to the extent that any such loss, claim, damage or liability of such Agent or such controlling person results from the fact that a copy of the Prospectus was not sent or given to any person at or prior to the written confirmation of the sale of such Securities to such person (provided that such Prospectus did not contain any such untrue statement or omission or alleged untrue statement or omission and such Prospectus was delivered to such Agent by the Company on a timely basis enabling such Agent so to send or give a copy of such Prospectus in accordance with such Agent's customary procedures). This indemnity agreement will be in addition to any liability that the Company may otherwise have.

            (b) Each Agent will indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of the Act, against any losses, claims, damages or liabilities to which the Company or any such director, officer or controlling person may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or the Prospectus, or in any amendment or supplement thereto, or any related preliminary prospectus relating to the Securities, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Agent specifically for use therein; and will, as such expenses are incurred, reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action. This indemnity agreement will be in addition to any liability that such Agent may otherwise have. The Company acknowledges that the statements set forth in the legend constituting the first paragraph of page S-2, and the second sentence of the eighth paragraph and the twelfth paragraph under the heading "Plan of Distribution" in the prospectus supplement forming a part of the Prospectus constitute the only information furnished in writing by or on behalf of the several Agents for inclusion in the Prospectus, and the Agents confirm that such statements are correct.

            (c) Promptly after receipt by an indemnified party under this
      Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability that it may have to any indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 7 for any legal or other expenses subsequently incurred by such indemnifying party in connection with the defense thereof other than reasonable costs of investigation.

            (d) If recovery is not available under the foregoing indemnification provisions of this Section, for any reason other than as specified therein, the parties entitled to indemnification by the terms thereof shall be entitled to contribution for liabilities and expenses, except to the extent that contribution is not permitted under Section 11(f) of the Act. In determining the amount of contribution to which the respective parties are entitled, there shall be considered the relative benefits received by the Company on the one hand and any Agent on the other from the offering by it pursuant to this Agreement of the Securities that are the subject of the action (taking into account the portion of the proceeds of the offering realized by each), the parties' relative knowledge and access to information concerning the matter with respect to which the claim was asserted the opportunity to correct and prevent any statement or omission, as well as any other relevant equitable considerations. The Company and the Agents agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation. Notwithstanding the provisions of this subsection (d), no Agent shall be required to contribute any amount in excess of the amount by which the commissions or underwriting discounts received by such Agent relating to the Securities that are the subject of the action and which were distributed to the public through it pursuant to this Agreement or upon resale of Securities purchased by it from the Company exceed the amount of any damages that such Agent has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. The Agents' obligations to contribute are several in proportion to their respective obligations hereunder and are not joint.


      8. Status of Each Agent. In soliciting offers to purchase Securities pursuant to this Agreement and in performing its other obligations hereunder, each Agent is acting individually and not jointly with the other Agents and, except as contemplated by Section 11, is acting solely as agent for the Company and not as principal. Each Agent will make reasonable efforts to assist the Company in obtaining performance by each purchaser whose offer to purchase Securities from the Company has been solicited by such Agent and accepted by the Company, but shall have no liability to the Company in the event any such purchase is not consummated. If the Company shall default in the performance of its obligation to deliver Securities to a Purchaser whose offer it has accepted, the Company shall (i) hold each Agent harmless against any loss, claim or damage arising from or as a result of such default and (ii) pay to each Agent any commission to which it would have been entitled had such Securities been delivered.

      9. Survival of Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers and the Agents set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation or statement as to the results thereof made by or on behalf of any Agent, the Company or any of their respective representatives, officers or directors or any controlling person and will survive delivery of and payment for the Securities. If this Agreement is terminated pursuant to Section 10 or for any other reason, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 4(h) to the extent actually incurred by or committed to by an Agent to the date of such termination, the obligations of the Company pursuant to Section 4(b) shall remain in effect until the settlement of all pending deliveries of and payment for securities and the respective obligations of the Company and the Agents pursuant to Section 7 and the obligations of the Company pursuant to Section 4(d) shall remain in effect.

      10. Termination. This Agreement may be terminated as to any Agent at any time by the Company or such Agent upon one day's written notice.

      11. Purchases as Principal. Any Agent may agree with the Company from time to time to purchase Securities from the Company as principal for its own account or for resale to one or more investors or other purchasers, including other broker-dealers. Each such purchase shall be in accordance with the terms and conditions of this Agreement (other than the terms of Section 3 hereof) and will be deemed to include the provisions of Exhibit E hereto. Such supplemental agreement may be oral and, if oral, must be confirmed promptly in writing (which writing may include facsimile transmission) by such Agent to the Company. At the time of each purchase of Securities by an Agent as principal, such Agent and the Company shall agree on any requirements for an opinion of counsel, officer's certificate and letter from Price Waterhouse LLP pursuant to paragraphs (d), (e) and (f) of Section 5.

      12. Notices. Except as otherwise provided herein, all notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Company shall be directed to it at 270 Park Avenue, New York, New York 10017, Attention: Deborah L. Duncan, Treasurer (facsimile No. (212) 270-0826) and notices to any Agent shall be directed to it at the address set forth in Exhibit A hereto.

      13. Governing Law: Counterparts. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York. This Agreement may be executed in counterparts and the executed counterparts shall together constitute a single instrument.

      14. Parties to Agreement. The Company may from time to time enter into agreements appointing additional agents for the solicitation and sale of the Securities and providing that such agents shall become, and shall have all the rights and obligations of, an Agent hereunder. The Company may also enter into similar agreements with Agents or other agents providing for the sale of securities other than the Securities. This Agreement will inure to the benefit of and be binding upon the Company, each Agent, the successors and permitted assigns of the Company and each Agent and the officers, directors and controlling persons referred to in Section 7, and no other person shall have any right or obligation hereunder. No assignment by the Company of its rights under this Agreement shall be effective without the prior written consent of each Agent, and no assignment by any Agent of its rights under this Agreement shall be effective without the prior written consent of the Company. The Company shall deliver to each Agent, at or promptly after the time it becomes an Agent, a copy of each document theretofore delivered to any Agent pursuant to Section 5 or 6.

                                    THE CHASE MANHATTAN CORPORATION


                                    By:   /s/ Deborah L. Duncan
                                          ------------------------
                                          Name:  Deborah L. Duncan
                                          Title: Treasurer

CHASE SECURITIES INC.


By:   /s/ Robert Taylor
      ------------------------
      Name:  Robert Taylor
      Title: Managing Director

BEAR, STEARNS & CO. INC.


By:   /s/ Timothy A. O'Neill
      -------------------------------
      Name:  Timothy  A. O'Neill
      Title: Senior Managing Director

CREDIT SUISSE FIRST BOSTON CORPORATION


By:   /s/ Helena M. Willner
      -----------------------
      Name:  Helena M. Willner
      Title: Vice President


      /s/ Goldman, Sachs & Co.
      ------------------------
       (Goldman, Sachs & Co.)

LEHMAN BROTHERS INC.


By:   /s/ Nelson Soares
      --------------------------
      Name:  Nelson Soares
      Title: Managing Director

MERRILL LYNCH, PIERCE, FENNER & SMITH
                  INCORPORATED


By:   /s/ Scott G. Primrose
      ------------------------------
      Name:  Scott G. Primrose
      Title: Authorized Signatory

MORGAN STANLEY & CO. INCORPORATED


By:   /s/ Harold J. Hendershot, III
      --------------------------------
      Name:  Harold J. Hendershot, III
      Title: Vice President

SALOMON BROTHERS INC


By:   /s/ Martha D. Bailey
      ------------------------
      Name:  Martha D. Bailey
      Title: Vice President

SMITH BARNEY INC.


By:   /s/ Robert R. Holloman
      ---------------------------
      Name:  Robert R. Holloman
      Title: Managing Director